Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Intelius Inc.
Bellevue, WA

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 20, 2007, relating to the consolidated financial statements of Intelius Inc., which is contained in that Prospectus, and of our report dated March 20, 2007, relating to the schedule, which is contained in Part II of the Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Seattle, Washington

January 10, 2008